UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2006

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50428	98-0377027
(Commission File Number)	(IRS Employer Identification Number)

888 Las Olas Boulevard, Suite 400, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices)

(954) 463-5707

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statement

This Current Report contains forward looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. There are a number of factors that could cause our actual results to differ materially from our expectations, including but not limited to those factors disclosed in our Annual Report on Form 10-KSB, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

Item 1.01      Entry into a Material Definitive Agreement.

Effective as of August 2, 2006, we entered into a five year Employment Agreement with James A. Watt, our newly appointed Chairman and Chief Executive Officer. Under the terms of his employment agreement, we have agreed to employ Mr. Watt at an annual base salary of $250,000, subject to annual discretionary bonuses, plus certain standard and customary fringe benefits. Mr. Watt is also entitled to certain termination benefits. The complete terms and conditions of Mr. Watt’s employment are included within the Employment Agreement, a form of which is included as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Also, on August 2, 2006, we entered into a Separation Agreement with our former Chief Executive Officer, V. Ray Harlow. Under the terms of the Separation Agreement, we have agreed to provide Mr. Harlow with, among other things, a lump sum severance equal to six months’ pay, engage him as a consultant for thirty days, continue his employee benefits until December 31, 2006 and accelerate the vesting of certain options and restricted shares. Under the Separation Agreement, we have executed mutual releases with Mr. Harlow. A copy of the Separation Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

In conjunction with his agreement to become our Chairman and Chief Executive Officer, we have agreed to issue to James A. Watt options to purchase 7.5 million shares of our common stock at an exercise price of $.75 per share (the “Options”) and 1 million shares of our restricted common stock (the “Restricted Shares”).

The Options shall be granted under and subject to our 2005 Stock Incentive Plan (the “Plan”) and shall be subject to the terms of a Stock Option Agreement to be executed by the parties under the Plan. The Options shall generally vest in five equal annual increments commencing on August 2, 2007, provided that Mr. Watt remains continuously employed by us through such vesting dates. In the event, however, of Mr. Watt’s termination by us as a result of his death or disability, or other than “For Cause”, or Mr. Watt’s election to terminate for “Good Reason”, the Options shall vest in sixty (60) equal monthly increments commencing on August 2, 2006.

The Restricted Shares shall be granted under the Plan and shall be subject to the terms of a Restricted Stock Agreement to be executed by the parties under the Plan. The Restricted Shares shall generally vest in five equal annual increments commencing on August 2, 2007, provided that Mr. Watt remains continuously employed by us through such vesting dates. In the event, however, of Mr. Watt’s termination by us as a result of his death or disability, or other than “For Cause”, or Mr. Watt’s

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election to terminate for “Good Reason”, the Restricted Shares shall vest in sixty (60) equal monthly increments commencing on August 2, 2006.

The Options and Restricted Shares shall not be issued until: (i) our Articles of Incorporation have been amended to sufficiently increase the number of shares authorized for issuance thereunder; and (ii) certain conforming amendments have been made to our Plan.

The Options and Restriced Shares were issued to an accredited investor in reliance upon the exemption from registration provided by Secion 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Commission thereunder.

Item 5.02      Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officer.

Effective as of August 2, 2006, we appointed James A. Watt as Chairman of the Board and Chief Executive Officer of Maverick Oil and Gas, Inc. Mr. Watt served as Chairman and Chief Executive Officer of Remington Oil and Gas Corp. from 1997 through 2006, when Remington was acquired by Helix Energy Solutions Group, Inc. (NYSE: HLX). Prior to joining Remington, Mr. Watt worked with Amoco, Union Texas Petroleum Corporation, Nerco Oil and Gas, Corp., and Seagull Energy. Mr. Watt received a B. S. in Physics from Rensselaer Polytechnic Institute in 1971.

In conjunction with the appointment of Mr. Watt, we accepted the resignation of Mr. V. Ray Harlow, our former Chairman and Chief Executive Officer. Mr. Harlow resigned from such positions for personal reasons and to pursue other business opportunities.

Item 8.01      Other Events

On August 2, 2006, the Company issued a press release which is included as an exhibit to this Current Report, announcing the appointment of Mr. Watt and the resignation of Mr. Harlow.

Item 9.01      Financial Statements and Exhibits.

      (d)      Exhibits

Exhibit No.	Description
10.41	Separation Agreement dated August 2, 2006, between Maverick Oil and Gas, Inc. and V. Ray Harlow
10.42	Employment Agreement dated August 2, 2006, between Maverick Oil and Gas, Inc. and James A. Watt
99.1	Press release dated August 2, 2006

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2006	MAVERICK OIL AND GAS, INC. /s/ James A. Watt James A. Watt, CEO

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